Exhibit 99.3
Investor Relations Update
January 20, 2022
General Overview

●
Capacity - The Company expects its first quarter capacity to be down approximately 8% to 10% versus the first quarter 2019. Based on current assumptions, the Company expects its full year capacity to be down approximately 5% versus 2019.

●	Revenue - The Company expects its first quarter total revenue to be down approximately 20% to 22% versus the first quarter 2019.

●
CASM[1] - The Company expects its first quarter total cost per available seat mile (CASM) excluding fuel and net special items[2] to be up between 8% and 10% versus the first quarter 2019. Based on current capacity plans, the Company expects its full year CASM excluding fuel and net special items to be up approximately 5% versus 2019.

●
Fuel - Based on the January 10, 2022 forward curve, the Company expects to pay an average of between $2.41 and $2.46 per gallon of jet fuel (including taxes) in the first quarter. The Company also expects to consume approximately 934 million gallons of jet fuel based on its current capacity plans.

●
Liquidity - As of December 31, 2021, the Company had $15.8 billion in total available liquidity. The Company’s total liquidity as of that date was comprised of unrestricted cash and investments of $12.4 billion and $3.4 billion of aggregate undrawn revolver capacity and other undrawn facilities. The Company also had a restricted cash and investment position of $990 million.

●	Capital Expenditures - The Company expects its full year 2022 total capex to be approximately $2.6 billion, including $800 million of non-aircraft capex and $1.8 billion of net aircraft capex.

●	Non operating Expense - The Company expects its total non operating expense excluding net special items[2] to be approximately $360 million in the first quarter.

●	Taxes - The Company expects to record an income tax benefit at an effective rate of approximately 22% in the first quarter.

●	Shares outstanding - The Company currently expects its basic and diluted shares outstanding[3] for the first quarter to be approximately 649.5 million for financial reporting purposes.
Notes:

1.	All CASM guidance excludes the impact of fuel and net special items.
2.
The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see GAAP to non-GAAP reconciliation at the end of this document.

3.	Shares outstanding assumes no additional shares issued through the Company’s existing at the market share issuance authorization or otherwise.
Please refer to the footnotes and the forward looking statements page of this document for additional information

Financial Update
January 20, 2022

1Q22 Guidance[1,2]

Total revenue	~ -20% to -22% (vs 1Q19)

Available seat miles (ASMs) (bil)	~ -8% to -10% (vs 1Q19) to ~60.7 bil ASMs

CASM excluding fuel and net special items	~ +8% to +10% (vs 1Q19)

Average fuel price (incl. taxes) ($/gal)	~ $2.41 to $2.46
Fuel gallons consumed (mil)	~ 934

Other non operating expense excluding net special items ($ mil)	~ 360

Capital Expenditures ($ mil)	FY 2022
Aircraft, net	$1,800
Non-aircraft	800
Total outflow	$2,600

Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Numbers may not recalculate due to rounding.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation
January 20, 2022
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding fuel and net special items (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding fuel and net special items. Management uses total operating costs and CASM excluding fuel and net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude fuel and net special items allow management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation[1] ($ mil except ASM and CASM data)

	1Q22 Range
	Low	High

Total operating expenses	$10,039	$10,230
Less fuel expense	2,251	2,298
Less operating net special items	—	—
Total operating expense excluding fuel and net special items	7,788	7,932

Total CASM (cts)	16.54	16.85

Total CASM excluding fuel and net special items (cts)	12.83	13.07
Percentage change vs 1Q19 (%)	8.0%	10.0%

Total ASMs (bil) at midpoint of range of down 8% to 10%	60.7	60.7

Note: Amounts may not recalculate due to rounding.
1.	Certain of the guidance provided excludes net special items. The Company is unable to fully reconcile such forward-looking guidance to the corresponding GAAP measure because the full nature and amount of net special items cannot be determined at this time.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
January 20, 2022
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Please refer to the footnotes and the forward looking statements page of this document for additional information